Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Number 33-14615 on Form S-8 dated May 27, 1987, and Registration Statement Number 333-102808 on Form S-8 dated January 29, 2003, pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan A of our report dated April 24, 2015, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Tax Deferred Investment Plan A included in this Annual Report (Form 11-K) for the year ended October 26, 2014.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2015